As filed with the Securities and Exchange Commission on July 28, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CALIFORNIA COASTAL COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	02-0426634
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

6 Executive Circle, Suite 250
Irvine, California 92614
(Address of principal executive offices) (Zip Code)

Copies to:
Gregory W. Preston, Esq.
Corporate Law Solutions
2112 Business Center Dr., 2nd Floor
Irvine, California 92612
(949) 252-9252

Amended and Restated 1993 Stock Option/Stock Issuance Plan
(Full title of the Plan)

Corporation Service Company
2711 Centerville Rd. Suite 400
Wilmington, DE 19808
(Name and address of agent for service)

(302) 636-5450
(Telephone Number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, $0.05 par value	250,000	$ 28.09	$ 7,022,500	$ 751.41

(1)   Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under  the Amended and Restated 1993 Stock Option/Stock Issuance Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s Common Stock.

(2)   Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, upon the basis of the average of the high and low prices reported on the Nasdaq National Market on August 21, 2006.

Explanatory Note:

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 250,000 shares of our Common Stock for issuance under its Amended and Restated 1993 Stock Option/Stock Issuance Plan. The balance of the shares of Common Stock issuable under the Plan were registered on (i) a Form S-8 Registration Statement (Registration No. 333-116522) as filed with the Securities and Exchange Commission on June 16, 2004, and (ii) a Form S-8 Registration Statement (Registration No. 33-54563) as filed with the Securities and Exchange Commission on July 13, 1994 under the Registrant’s prior name “Koll Real Estate Group, Inc.”; the contents of  each of which are hereby incorporated by this reference and are collectively referred to as the “Original Filing”. The increase in the number of shares issuable under the Plan was approved by our stockholders at the annual meeting of stockholders on June 27, 2006.

Any items in the Original Filing not expressly changed hereby shall be as set forth in the Original Filing.

Part I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.    Plan Information.

 The documents containing the information specified in Part I of this Registration statement on Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. Such document need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.    Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b), or additional information about the California Coastal Communities, Inc. Amended and Restated 1993 Stock Option/Stock Issuance Plan are available without charge by contacting us at:

Corporate Secretary
California Coastal Communities, Inc.
6 Executive Circle, Suite 250
Irvine, California 92614
(949) 250-7700

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

California Coastal Communities, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)   The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the Commission on March 15, 2006;

(b)   The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 filed with the Commission on May 5, 2006;

(c)   The Registrant’s definitive Proxy Statement on Schedule 14A filed with the Commission on April 28, 2006, Supplement No. 1 to the Proxy Statement on Schedule 14A filed with the Commission on May 15, 2006, and the Notice of Changed Date for Annual Meeting of Stockholders on Schedule 14A filed with the Commission on June 7, 2006;

(d)   The Registrant’s Current Reports on Form 8-K filed with the Commission on April 28, 2006, May 5, 2006, June 6, 2006, and June 28, 2006; and

(e)   The description of the Registrant’s Common Stock contained in the Registrant’s Statement on Form 8-A filed with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on April 17, 1997, in which there is described the terms, rights and provisions applicable to the Registrant’s outstanding Common Stock.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

The information contained in the Original Filing is incorporated herein by reference.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

See “Exhibit Index” below.

Item 9.    Undertakings.

The information contained in the Original Filing is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 28th day of July, 2006.

/s/ RAYMOND J. PACINI
Raymond J. Pacini President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of California Coastal Communities, Inc., a Delaware corporation, do hereby constitute and appoint Raymond J. Pacini, President and Chief Executive Officer and Sandra G. Sciutto, Senior Vice President, Chief Financial Officer and Secretary, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ RAYMOND J. PACINI	President, Chief Executive Officer and	July 28, 2006
Raymond J. Pacini	Director (Principal Executive Officer)

/s/ SANDRA G. SCIUTTO	Senior Vice President, Chief Financial	July 28, 2006
Sandra G. Sciutto	Officer and Secretary (Principal Financial
and Accounting Officer)

/s/ THOMAS W. SABIN, JR.
Thomas W. Sabin, Jr.	Chairman of the Board	July 28, 2006

/s/ GEOFFREY W. ARENS
Geoffrey W. Arens	Director	July 28, 2006

/s/ PHILLIP R. BURNAMAN II
Phillip R. Burnaman II	Director	July 28, 2006

EXHIBIT INDEX

Exhibit Number	Exhibit

5	Opinion and consent of Corporate Law Solutions, P.C.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Corporate Law Solutions, P.C. is contained in Exhibit 5.

24	Power of Attorney (set forth on the signature page of this Registration Statement).